UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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☒	Preliminary Information Statement
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☐	Definitive Information Statement

NANOANTIBIOTICS, INC.

(Name of Registrant As Specified in Charter)

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Copies to:

Peter Campitiello, Esq.

Kane Kessler, P.C.

1350 Avenue of the Americas

New York, New York 10019

Tel: 212-519-5109

Fax: 212-245-3009

NANOANTIBIOTICS, INC.

100 Cummings Center, Suite 247-C

Beverly, Massachusetts 01915

Dear Shareholders:

We are writing to advise you that all our directors and a majority of our shareholders have authorized the Certificate of Amendment to the Articles of Incorporation of NanoAntibiotics, Inc. (the “Company”) to amend the Company’s Articles of Incorporation to change the name of the Company to BioVie Inc., or such other name as the Company’s board of directors sees fit. Since the Company consummated the acquisition of LAT Pharma, LLC on April 19, 2016, the Company’s board of directors determined it was in the best interests of the Company to change its name to “BioVie Inc.” (the “Name Change”). The Name Change was ratified by a majority of the Company’s shareholders on April 19, 2016.

These actions were approved by written consent on April 19, 2016 by our Board of Directors and a majority of our shareholders in accordance with Sections 78.315 and 78.320 of the Nevada Revised Statutes. Our directors and majority of shareholders owning approximately sixty (60%) of our outstanding voting stock, have approved this amendment after carefully considering it and concluding that approving the Name Change was in the best interests of our Company and our shareholders.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you. Pursuant to Rule 14(c)-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be adopted until a date at least twenty (20) days after the date of this Information Statement has been mailed to our shareholders. This Information Statement is first mailed to you on or about May ___, 2016.

Please feel free to call us at (305) 515-4118 should you have any questions on the enclosed Information Statement.

For the Board of Directors of NANOANTIBIOTICS, INC.

By:	/s/ Jonathan M. Adams
	Name:	Jonathan M. Adams
	Title:	Chief Executive Officer

NANOANTIBIOTICS, INC.

100 Cummings Center, Suite 247-C

Beverly, Massachusetts 01915

INFORMATION STATEMENT REGARDING

ACTION TO BE TAKEN BY WRITTEN CONSENT OF

MAJORITY SHAREHOLDERS

IN LIEU OF A SPECIAL MEETING

PURSUANT TO SECTION 14(C) OF THE SECURITIES EXCHANGE ACT OF 1934

WE ARE NOT ASKING YOU FOR A PROXY,

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

GENERAL

This Information Statement is being furnished to the shareholders of NanoAntibiotics, Inc. (the “Company”) in connection with the proposed Certificate of Amendment to the Articles of Incorporation of the Company to change the name of the Company to “BioVie Inc.” (the “Name Change”). These actions were approved on April 18, 2016 by our Board of Directors and majority shareholders who subsequently ratified, the Name Change on April 19, 2016. This Information Statement has been prepared by our management.

"We," "us," "our," the “Registrant” and the "Company" refers to NanoAntibiotics, Inc., a Nevada corporation. The amendment to the Company’s Articles of Incorporation is sometimes referred to as the “Amendment” or the “Name Change”.

SUMMARY OF CORPORATE ACTIONS

On April 18, 2016, our Board of Directors and the holders of a majority of the Company’s Common Stock approved the Name Change. The Name Change was approved by written consent of the shareholders holding approximately 60% of our outstanding capital stock (the “Majority Shareholders”) who subsequently ratified the Name Change, along with the Company’s Board of Directors on April 19, 2016. Pursuant to the Nevada Revised Statutes (“NRS”), the Name Change was required to be approved by a majority of our shareholders. This approval could be obtained either by the written consent of the holders of a majority of our issued and outstanding voting securities, or it could be considered by our shareholders at a special shareholders' meeting convened for the specific purpose of approving the Name Change. The Company’s voting securities consist of common stock, par value $0.0001 per share (the “Common Stock”). Each share of Common Stock is entitled to one vote per share on any matter requiring shareholder vote. In order to eliminate the costs and management time involved in holding a special meeting, our Board of Directors voted to utilize the written consent of the Majority Shareholders. The elimination of the need for a meeting of shareholders to approve this action is made possible by Section 78.320 of the NRS, which provides that the written consent of the holders of a majority of the outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present.

As of April 19, 2016, there were 87,210,000 shares of our Common Stock issued and outstanding.

The date on which this Information Statement was first sent to shareholders is on or about May __, 2016 (the “Mailing Date”). Inasmuch as we will have provided this Information Statement to our shareholders of record as of the record date of April 19, 2016 (the “Record Date”) no additional action will be undertaken pursuant to such written consent. Shareholders of record on the Record Date who did not consent to the Name Change are not entitled to dissenter's rights under Nevada law. These rights are discussed in this Information Statement under “Dissenter’s Rights” on page 5 of this Information Statement.

The Name Change will be effective twenty (20) days after this Information Statement is first mailed to our shareholders. No further vote of our shareholders is required.

THE NAME CHANGE HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE FAIRNESS OR MERIT OF THE AMENDMENT NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS INFORMATION STATEMENT ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

PLEASE NOTE THAT THIS IS NEITHER A REQUEST FOR YOUR VOTE NOR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF WHAT WILL OCCUR ONCE THE NAME CHANGE IS COMPLETED AND TO PROVIDE YOU WITH INFORMATION ABOUT THE AMENDMENT.

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our voting securities held of record by them and we will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

QUESTIONS AND ANSWERS ABOUT THE NAME CHANGE

Q. Why did I receive this Information Statement?

A. Applicable laws require us to provide you information regarding the Name Change even though your vote is neither required nor requested for the Name Change to become effective.

Q. What will I receive if the Name Change is completed?

A. Nothing. The Amendment will only modify the Articles of Incorporation to change the name of the Company to BioVie, Inc.

Q. When do you expect the Name Change to become effective?

A. The Amendment will become effective upon the filing with the Secretary of State of Nevada, a copy of the Certificate of Amendment to the Articles of Incorporation is attached to this information statement as Exhibit A. We expect to file the Name Change with the Nevada Secretary of State no less than 20 days after this information statement has been sent to you.

Q. Why am I not being asked to vote?

A. The holders of a majority of the issued and outstanding shares of our voting stock have already approved the Name Change pursuant to a written consent in lieu of a meeting. Such approval, together with the approval of the Company's Board of Directors, is sufficient under Nevada law, and no further approval by our shareholders is required.

Q. What do I need to do now?

A. Nothing. This information statement is purely for your information and does not require or request you to do anything.

ACTION BY THE BOARD OF DIRECTORS

AND

CONSENTING SHAREHOLDERS

In accordance with Section 78.315 and 78.320 of the NRS, on April 19, 2016, the Company's Board of Directors and a majority of the shareholders of the Company’s voting Stock, believing it to be in the best interests of the Company and its shareholders, approved the Amendment and the Name Change.

Effective Time of the Amendment

We intend to file, as soon as practicable on or after the twentieth (20th) day after this Information Statement is sent to our shareholders, the Certificate of Amendment effectuating the Amendment with the Secretary of State of Nevada. The Amended and Restated Articles of Incorporation will become effective at the close of business on the date the Certificate of Amendment is accepted for filing by the Secretary of State of Nevada. It is presently contemplated that such filing will be made approximately twenty (20) days from the date that this Information Statement is sent to our shareholders. A copy of the Form of Certificate of Amendment is attached to this Information Statement as Appendix A and incorporated herein by reference. The text of the Certificate of Amendment to the Articles of Incorporation is subject to modification to include such changes as may be required by the Secretary of State of Nevada to effectuate the Name Change.

No Appraisal Rights for the Amendment

Under Nevada law, the Company’s shareholders are not entitled to appraisal rights with respect to the Name Change and the Company will not independently provide shareholders with any such right.

AMENDMENT TO OUR AMENDED AND RESTATED ARTICLE OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY

The change of the Company’s name to “BioVie Inc.” will better reflect the Company’s business plan to develop, market and sell our pharmaceutical compound CIP terlipressin, following our acquisition of LAT Pharma, LLC.

DESCRIPTION OF SECURITIES

Description of Common Stock

Number of Authorized and Outstanding Shares. The Company's Amended and Restated Articles of Incorporation authorizes the issuance of 300,000,000 shares of Common Stock, $.0001 par value per share, of which 87,210,000 shares were outstanding on April 19, 2016. All of the outstanding shares of Common Stock are fully paid and non-assessable.

Voting Rights. Holders of shares of Common Stock are entitled to one vote for each share held of record on all matters to be voted on by the shareholders. Accordingly, the holders of in excess of 50% of the aggregate number of shares of Common Stock outstanding will be able to elect all of the directors of the Company and to approve or disapprove any other matter submitted to a vote of all shareholders. The holders of our Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available. We have not paid any dividends since our inception, and we presently anticipate that all earnings, if any, will be retained for development of our business. Any future disposition of dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

Other. Holders of Common Stock have no cumulative voting rights. Holders of Common Stock have no preemptive rights to purchase the Company's Common Stock. There are no conversion rights or redemption or sinking fund provisions with respect to the Common Stock.

Transfer Agent. Shares of Common Stock are registered at the transfer agent and are transferable at such office by the registered holder (or duly authorized attorney) upon surrender of the Common Stock certificate, properly endorsed. No transfer shall be registered unless the Company is satisfied that such transfer will not result in a violation of any applicable federal or state security laws. The Company’s transfer agent for its Common Stock is West Coast Stock Transfer, Inc., 721 N Vulcan Ave, Encinitas, CA 92024 (619) 664-4780.

DESCRIPTION OF PREFERRED STOCK

Number of Authorized Shares. The Company's Amended and Restated Articles of Incorporation authorizes the issuance of up to 10,000,000 shares of preferred stock, par value $0.001 per share ("Preferred Stock") in one or more series with such limitations and restrictions as may be determined in the sole discretion of the Company's Board of Directors, with no further authorization by stockholders required for the creation and issuance thereof. As of April 19, 2016, there were no shares of Preferred Stock issued and outstanding.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of April 19, 2016 with respect to any person (including any "group", as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) who is known to the Company to be the beneficial owner of more than five percent of any class of the Company's voting securities, and as to those shares of the Company's equity securities beneficially owned by each its director, the executive officers of the Company and all of its directors and executive officers of the Company and all of its directors and executive officers as a group. Unless otherwise specified in the table below, such information, other than information with respect to the directors and officers of the Company, is based on a review of statements filed, with the Securities and Exchange commission (the "Commission") pursuant to Sections 13 (d), 13 (f), and 13 (g) of the Exchange Act with respect to the Company's Common Stock.

The table also shows the number of shares beneficially owned as of April 19, 2016 by each of the individual directors and executive officers and by all directors and executive officers as a group.

Name of Beneficial Owner	Title of Class	Beneficial Ownership(1)	Percent of Class(2)
Jonathan Adams		6,168,067	7.1%
Amrit Shahzad		1,289,512	1.5%
Cuong Do		2,671,354	3.1%

Officers and Directors as a Group (3 persons)		10,128,933	11.6%

(1) "Beneficial Owner" means having or sharing, directly or indirectly (i) voting power, which includes the power to vote or to direct the voting, or (ii) investment power, which includes the power to dispose or to direct the disposition, of shares of the common stock of an issuer. The definition of beneficial ownership includes shares, underlying options or warrants to purchase common stock, or other securities convertible into common stock, that currently are exercisable or convertible or that will become exercisable or convertible within 60 days. Unless otherwise indicated, the beneficial owner has sole voting and investment power.

(2) For each shareholder, the calculation of percentage of beneficial ownership is based upon 87,210,000 shares of Common Stock outstanding as of April 19, 2016, and shares of Common Stock subject to options, warrants and/or conversion rights held by the shareholder that are currently exercisable or exercisable within 60 days, which are deemed to be outstanding and to be beneficially owned by the shareholder holding such options, warrants, or conversion rights. The percentage ownership of any shareholder is determined by assuming that the shareholder has exercised all options, warrants and conversion rights to obtain additional securities and that no other shareholder has exercised such rights.

ANNUAL AND QUARTERLY REPORTS; INCORPORATION BY REFERENCE AND WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

The Company is required to file annual, quarterly and special reports, and other information with the Securities and Exchange Commission (“SEC”). You may read and copy any document The Company filed at the SEC's public reference rooms at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at (202) 942-8088 for more information on the operation of the public reference rooms. Copies of The Company’s SEC filings are also available to the public from the SEC's web site at www.sec.gov.

The SEC allows us to "incorporate by reference" information into this proxy statement, which means that we can disclose important information to you by referring you to another document or report filed separately with the SEC. The information incorporated by reference is deemed to be a part of this Information Statement, except to the extent any information is superseded by this Information Statement. The following documents which have been filed by The Company with the Securities and Exchange Commission (SEC File Number 0001368055) and contain important information about The Company and its finances, are incorporated into this Information Statement:

● Our Annual Report on Form 10-K for the fiscal year ended June 30, 2015, filed with the Commission on September 30, 2015.

● Our Quarterly Reports on Form 10-Q filed for the quarters ending March 31, 2015, September 30, 2015 and December 31, 2015 filed on May 11, 2015, November 13, 2015 and February 16, 2016, respectively.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this Information Statement will be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained in this Information Statement or any other subsequently filed document that is deemed to be incorporated by reference into this Information Statement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Information Statement. The Annual Report incorporated by reference into this Information Statement is being delivered to our stockholders along with this Information Statement.

NANOANTIBIOTICS, INC.

By:	/s/Jonathan M. Adams
Jonathan M. Adams, Chief Executive Officer

Appendix A

090204

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

NANOANTIBIOTICS, INC.

2. The articles have been amended as follows: (provide article numbers, if available)

1. Name of Corporation: BioVie, Inc.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: Majority

4. Effective date and time of filing: (optional) Date: Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X [signature]

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Amend Profit-After
Revised: 1-5-15